Exhibit 10.83

CONFIDENTIAL AND PROPRIETARY
EXECUTION VERSION

This partnership is a Class C Limited Partner of AAA Associates, L.P.

AAA Life Re Carry, L.P.

Amended and Restated

Limited Partnership Agreement

Dated October 15, 2009

THE TRANSFER OF THE PARTNERSHIP INTERESTS DESCRIBED IN THIS
AGREEMENT IS RESTRICTED AS DESCRIBED HEREIN.

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS    1
ARTICLE 2 FORMATION AND ORGANIZATION    6
Section 2.1    Formation    6
Section 2.2    Name    6
Section 2.3    Offices    7
Section 2.4    Term of the Partnership    7
Section 2.5    Purpose of the Partnership    7
Section 2.6    Actions by the Partnership    8
Section 2.7    Admission of Limited Partners    8
Section 2.8    Withdrawal of the Initial Limited Partner    8
ARTICLE 3 CAPITAL    8
Section 3.1    Contributions to Capital    8
Section 3.2    Rights of Partners in Capital    9
Section 3.3    Capital Accounts    9
Section 3.4    Allocation of Profit and Loss    10
Section 3.5    Tax Allocations    11
Section 3.6    Reserves; Adjustments for Certain Future Events    11
Section 3.7    Finality and Binding Effect of General Partner’s Determinations    12
ARTICLE 4 DISTRIBUTIONS    12
Section 4.1    Distributions    12
Section 4.2    Withholding of Certain Amounts    12
Section 4.3    Limitation on Distributions    13
ARTICLE 5 MANAGEMENT    13
Section 5.1    Rights and Powers of the General Partner    13
Section 5.2    Delegation of Duties    14
Section 5.3    Transactions with Affiliates    14
Section 5.4    Expenses    14
Section 5.5    Rights of Limited Partners    15
Section 5.6    Other Activities of Partners    15
Section 5.7    Duty of Care; Indemnification    15
ARTICLE 6 ADMISSIONS, TRANSFERS AND WITHDRAWALS    17
Section 6.1    Admission of Additional Limited Partners; Effect on Points    17
Section 6.2    Admission of Additional General Partner    17
Section 6.3    Transfer of Interests of Limited Partners    18
Section 6.4    Withdrawal of Partners    19
Section 6.5    Pledges    20

i

ARTICLE 7 POINTS    20
Section 7.1    Allocation of Points    20
Section 7.2    Retirement of Partner    21
Section 7.3    Effect of Retirement on Points    21
Section 7.4    Points as Profits Interests    22
ARTICLE 8 DISSOLUTION AND LIQUIDATION    23
Section 8.1    Winding-Up and Liquidation of Partnership    23
Section 8.2    Dissolution    23
ARTICLE 9 GENERAL PROVISIONS    23
Section 9.1    Amendment of this Agreement    23
Section 9.2    Notices    24
Section 9.3    Agreement Binding Upon Successors and Assigns    24
Section 9.4    Governing Law    24
Section 9.5    Termination of Right of Action    25
Section 9.6    Confidentiality    25
Section 9.7    Not for Benefit of Creditors    26
Section 9.8    Consents    26
Section 9.9    Reports    26
Section 9.10    Filings    26
Section 9.11    Miscellaneous    26

ii

AAA LIFE RE CARRY, L.P.

A Cayman Islands Exempted Limited Partnership

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of AAA LIFE RE CARRY, L.P. (the “Partnership”) is made on October 15, 2009 by and among Apollo Advisors VII (EH), L.P., a Cayman Islands exempted limited partnership, as the sole general partner (the “General Partner”), the persons whose names and addresses are set forth in the Register of Partners under the caption “Limited Partners” as the limited partners and the Initial Limited Partner (as defined herein), solely for the purpose of effecting his withdrawal as a limited partner with effect as of the date hereof (the “Agreement”).
W I T N E S S E T H :
WHEREAS, the Partnership was formed pursuant to the laws of the Cayman Islands and an Agreement of Limited Partnership of the Partnership, dated July 30, 2009, between the General Partner and the Initial Limited Partner (the “Original Agreement”); and
WHEREAS, the parties hereto wish to amend and restate the Original Agreement in its entirety to reflect the withdrawal of the Initial Limited Partner, the admission as Limited Partners of the parties listed on the Register of Partners as Limited Partners and the modifications to the Original Agreement as set forth herein.
NOW, THEREFORE, the parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
“AAA Associates” means AAA Associates, L.P., a Guernsey limited partnership and the general partner of the Fund.
“AAA Associates LP Agreement” means the limited partnership agreement of AAA Associates, as amended from time to time.
“Act” means the Exempted Limited Partnership Law (as revised) of the Cayman Islands, as the same may be amended from time to time, or any successor law.
“Advisors VII LP Agreement” means the limited partnership agreement of Apollo Advisors VII, L.P., as amended from time to time.
“Affiliate” means with respect to any Person any other Person directly or indirectly controlling, controlled by or under common control with such Person.
“Agreement” means this Amended and Restated Limited Partnership Agreement, as amended or supplemented from time to time.

“APH” means Apollo Principal Holdings III, L.P. (or its assignees or transferees).
“Capital Account” means with respect to each Partner the capital account established and maintained on behalf of such Partner as described in Section 3.3.
“Cause” means with respect to any Limited Partner, an election by such Limited Partner in accordance with Section 7.2(a)(ii) or a determination by the General Partner that any of the following events has occurred with respect to such Limited Partner:
(a)    the Limited Partner’s conviction of a felony or plea of no contest to a felony charge;
(b)    the Limited Partner’s intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument or currency;
(c)    dishonesty, bad faith, gross negligence (as defined and interpreted in accordance with the laws of the State of New York in the United States of America), willful misconduct, fraud or willful or reckless disregard of duties by a Limited Partner in connection with the performance of any services on behalf of the Partnership or any Affiliate of the Partnership;
(d)    intentional failure by a Limited Partner to comply with any reasonable directive of the General Partner in connection with the performance of any services on behalf of the Partnership or any Affiliate of the Partnership;
(e)    intentional breach by a Limited Partner of any material provision of this Agreement, the AAA Associates LP Agreement, the limited partnership agreement of the Fund or any of the equivalent agreements of any Affiliate of the Partnership;
(f)    intentional violation by a Limited Partner of any material written policies adopted by the General Partner governing the conduct of Persons performing services on behalf of the Partnership or any Affiliate of the Partnership;
(g)    the taking of or omission to take any action that has caused or substantially contributed to a material deterioration in the business or reputation of the Partnership or any of its Affiliates, or that was otherwise materially disruptive of their business or affairs; provided that the term Cause shall not include for this purpose (i) any mistake of judgment made in good faith with respect to any transaction respecting a Fund Investment or (ii) a communication to other Partners or other Apollo professionals, in a professional and business-like manner, of any bona fide disagreement or suggestion concerning a proposed action by the Partnership or an Affiliate;
(h)    the failure by a Limited Partner to devote a significant portion of time to performing services as an agent of the Partnership or any of its Affiliates without the prior consent of the General Partner, other than by reason of death or Disability;
(i)    the obtaining by a Limited Partner of any material improper personal benefit as a result of a breach by such Limited Partner of any covenant or agreement (including, without limitation, a breach by a Limited Partner of the code of ethics of Apollo Global Management, LLC or any of its Affiliates or a material breach by a Limited Partner of other written policies furnished to the Limited Partner relating to personal investment transactions or of any covenant, agreement, representation or warranty contained in the Associates LP Agreement or the limited partnership agreement of the Fund); or
(j)    the Limited Partner being deemed a “Retired Partner for Cause” under the Advisors VII LP Agreement;
provided that if a failure, breach, violation or action or omission described in any of clauses (d) through (g) is capable of being cured, the Limited Partner has failed to do so after being given notice and a reasonable opportunity to cure.
“Certificate” means the Certificate of Registration of Exempted Limited Partnership of the Partnership and any amendments thereto as issued by the Cayman Islands Registrar of Exempted Limited Partnerships.
“Class C Interest” means the Partnership’s limited partner interest in AAA Associates that represents the entitlement of the Partnership to allocations and distributions by AAA Associates of amounts derived by AAA Associates from the Fund GP Book Account attributable to the Class C Investment and as set forth in the Class Designation Schedule adopted by the general partner of AAA Associates.
“Class C Investment” means the Fund’s investment in Athene Holding Ltd. only.
“Class C Limited Partner” means the Partnership in its capacity as a limited partner of AAA Associates holding a Class C Interest.
“Class C Shares” means the Class Shares attributable to the Class C Investment.
“Class Designation Schedule” has the meaning ascribed to that term in the AAA Associates LP Agreement.
“Class Share” has the meaning ascribed to that term in the AAA Associates LP agreement.
“Code” means the United States Internal Revenue Code of 1986, as amended and as hereafter amended, or any successor law.
“Confidential Information” means information that has not been made publicly available by or with the permission of the General Partner and that is obtained or learned by a Limited Partner as a result of or in connection with such Limited Partner’s association with the Partnership or any of its Affiliates concerning the business, affairs or activities of the Partnership, AAA Associates, any of their Affiliates or any Fund Investments, including, without limitation, models, codes, client information (including client identity and contacts, client lists, client financial or personal information), financial data, know-how, computer software and related documentation, trade secrets, and other forms of sensitive or valuable non-public information obtained or learned by the Limited Partner as a result of such Limited Partner’s participation in the Partnership. For the avoidance of doubt, Confidential Information does not include information concerning non-proprietary business or investment practices, methods or relationships customarily employed or entered into by comparable business enterprises.
“Covered Person” has the meaning ascribed to that term in Section 5.7.
“Disability” means, with respect to a Limited Partner, any physical or mental illness, disability or incapacity that prevents the Limited Partner from performing substantially all of the duties delegated to him as an agent of the Partnership pursuant to Section 5.2 or as an agent of Apollo Advisors VII, L.P. pursuant to the Advisors VII LP Agreement.
“Final Adjudication” has the meaning ascribed to that term in Section 5.7.
“Fiscal Year” means, with respect to a year, the period commencing on January 1 of such year and ending on December 31 of such year (or on the date of a final distribution pursuant to Section 8.1(a)), unless the General Partner shall elect another fiscal year for the Partnership which is a permissible taxable year under the Code.
“Fund” has the meaning ascribed to that term in the AAA Associates LP Agreement.
“Fund GP Book Account” has the meaning ascribed to that term in the AAA Associates LP Agreement.
“Fund Investment” has the meaning ascribed to that term in the AAA Associates LP Agreement.
“General Partner” means Apollo Advisors VII (EH), L.P., a Cayman Islands exempted limited partnership, in its capacity as general partner of the Partnership or any successor to the business of the General Partner in its capacity as general partner of the Partnership.
“Initial Limited Partner” means Patrick Head.
“Investment Manager” has the meaning ascribed to that term in the AAA Associates LP Agreement.
“Limited Partner” means any Person admitted as a limited partner to the Partnership in accordance with this Agreement, including any Retired Partner, until such Person withdraws entirely as a limited partner of the Partnership, in its capacity as a limited partner of the Partnership.
“Loss” means, with respect to any Fiscal Year, any net loss of the Partnership. To the extent derived from AAA Associates, any items of income, gain, loss, deduction and credit shall be determined in accordance with the same accounting policies, principles and procedures applicable to the determination by AAA Associates, and any items not derived from AAA Associates shall be determined in accordance with the accounting policies, principles and procedures used by the Partnership for United States federal income tax purposes.
“Partner” means the General Partner and any of the Limited Partners and “Partners” means the General Partner and all of the Limited Partners.

“Partnership” means the exempted limited partnership continued pursuant to this Agreement.
“Permanent Disability” means a Disability that continues for (a) periods aggregating at least 24 months during any period of 48 consecutive months, or (b) such shorter period as the General Partner may determine.
“Person” means any individual, partnership, corporation, limited liability company, joint venture, joint stock company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such), government, governmental agency, political subdivision of any government, or other entity.
“Point” means a 1/x share of Profit or Loss. The aggregate number of Points assigned or available for assignment to all Partners shall not at any time exceed [ ].
“Profit” means, with respect to any Fiscal Year, any net income of the Partnership. To the extent derived from AAA Associates, any items of income, gain, loss, deduction and credit shall be determined in accordance with the same accounting policies, principles and procedures applicable to the determination by AAA Associates, and any items not derived from AAA Associates shall be determined in accordance with the accounting policies, principles and procedures used by the Partnership for United States federal income tax purposes.
“Register of Partners” means the register of Partners maintained by the General Partner showing the following information with respect to each Partner: name, address, date of admission and withdrawal and the date and amount of receipt of any required capital contribution (if any) made to the Partnership and the date and amount of any payment representing a return of any part of the contribution of any Partner.
“Retired Partner” means any Limited Partner who has become a retired partner in accordance with or pursuant to Section 7.2.
“Transfer” means any direct or indirect sale, exchange, transfer, assignment or other disposition by a Partner of any or all of such Partner’s interest in the Partnership (whether respecting, for example, economic rights only or all the rights associated with the interest) to another Person, whether voluntary or involuntary.
“Treasury Regulations” means the regulations promulgated under the Code.
“Unvested Points” means, with respect to any Limited Partner as of the commencement of any Vesting Period, any amount by which (a) the total Points assigned to such Limited Partner as of such date, excluding, unless otherwise determined by the General Partner, any Points assigned to such Limited Partner pursuant to Section 7.3(c), exceed (b) such Limited Partner’s Vested Points, if any, as of such time.
“Vested Points” means, with respect to any Limited Partner at any time, the sum of:

(a)    with respect to the first Vesting Period, the product of (i) such Limited Partner’s Points as of the commencement of the first Vesting Period, multiplied by (ii) such Limited Partner’s Vesting Percentage with respect to the first Vesting Period, plus
(b)    with respect to each Vesting Period after the first Vesting Period and without duplication (i) such Limited Partner’s Vested Points, if any, as of the close of the immediately preceding Vesting Period, plus (ii) the product of (A) such Limited Partner’s Unvested Points as of the commencement of such Vesting Period, multiplied by (B) such Limited Partner’s Vesting Percentage with respect to such Vesting Period.
“Vesting Date” means, with respect to any Limited Partner, the last day of the calendar month coinciding with or immediately preceding any of the following:
(a)    the date on which such Limited Partner becomes a Retired Partner; or
(b)    the date of an increase in such Limited Partner’s Points pursuant to Section 6.1(a).
“Vesting Percentage” means, with respect to any Vesting Period of any Limited Partner: [ ].
“Vesting Period” means, with respect to any Limited Partner, an initial period that commences as of the later of (a) July 15, 2009, and (b) the effective date of such Limited Partner’s admission to the Partnership and ends on the first Vesting Date thereafter, and each subsequent period that commences on the next day following the immediately preceding Vesting Date and ends on the next succeeding Vesting Date.
“Winding-up Event” has the meaning ascribed to that term in Section 2.4(b).
ARTICLE 2
FORMATION AND ORGANIZATION
Section 2.1    Formation
The Partnership was formed pursuant to the Original Agreement and is hereby continued as an exempted limited partnership under and pursuant to the terms hereof and in accordance with the Act. The Certificate was issued on July 30, 2009. The General Partner shall execute, acknowledge and file any statements as may be required by the Act and any other instruments, documents and certificates which, in the opinion of the Partnership’s legal counsel, may from time to time be required by the laws of the Cayman Islands or any other jurisdiction in which the Partnership shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Partnership.
Section 2.2    Name

The name of the Partnership shall be “AAA Life Re Carry, L.P.” or such other name as the General Partner may hereafter adopt upon causing an appropriate amendment to be made to this Agreement and the filing of an appropriate statement in accordance with the Act. Promptly thereafter, the General Partner shall send notice thereof to each Limited Partner.
Section 2.3    Offices
(a)    The Partnership shall maintain its principal office, and may maintain one or more additional offices, at such place or places as the General Partner may from time to time determine.
(b)    The General Partner shall arrange for the Partnership to have and maintain in the Cayman Islands, at the expense of the Partnership, a registered office at the office of Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005 or at such place or places in the Cayman Islands as the General Partner may decide.
Section 2.4    Term of the Partnership
(a)    The term of the Partnership shall continue until it is terminated in accordance with the further terms hereof.
(b)    The Partnership shall only be wound up at the time or upon the occurrence of any of the following events (each a “Winding-Up Event”) and sections 15(2), 15(5), 15(6) and 15(7) of the Act shall not apply to the Partnership save as otherwise expressly provided herein:
(i)    any date on which the General Partner shall elect to commence the winding-up and dissolution of the Partnership; or
(ii)    the withdrawal of the last remaining Limited Partner; or
(iii)    following the occurrence of any event described in paragraphs (a), (b) or (c) of section 15(5) of the Act in relation to the sole or last remaining qualifying General Partner unless all remaining Partners agree in writing to continue the business of the Partnership and to appoint a replacement general partner within 90 days after such General Partner (or its legal representative) gives notice of the event giving rise to the automatic dissolution trigger.
(c)    The parties agree that irreparable damage would be done to the goodwill and reputation of the Partners if any Limited Partner should bring an action to dissolve the Partnership. Care has been taken in this Agreement to provide for fair and just payment in liquidation of the interests of all Partners. Accordingly, to the fullest extent permitted by law, each Limited Partner hereby waives and renounces its right to apply for such a decree of dissolution or to seek the winding-up and appointment of a liquidator for the Partnership, except as provided herein.
(d)    Upon the occurrence of a Winding-Up Event the Partnership shall be wound up and dissolved in accordance with the terms of Article 8 of this Agreement and the Act.
Section 2.5    Purpose of the Partnership

The principal purpose of the Partnership is to (a) act as a Class C Limited Partner of AAA Associates pursuant to the AAA Associates LP Agreement, (b) engage in any lawful act or activity for which limited partnerships may be formed under the Act, and (c) undertake such related and incidental activities and execute and deliver such related documents necessary or incidental thereto.
Section 2.6    Actions by the Partnership
The Partnership may execute, deliver and perform, and the General Partner may execute and deliver, all contracts, agreements and other undertakings, and engage in all activities and transactions as may in the opinion of the General Partner be necessary or advisable to carry out the objects and purposes of the Partnership, without the approval or vote of any Limited Partner.
Section 2.7    Admission of Limited Partners
On the date hereof, the Persons whose names are set forth in the Schedule of Partners under the caption “Limited Partners” shall be admitted to the Partnership as limited partners of the Partnership upon their execution of a deed of adherence to this Agreement or such other instrument evidencing, to the satisfaction of the General Partner, such Limited Partner’s intent to become a Limited Partner and to be bound by the terms of this Agreement.
Section 2.8    Withdrawal of the Initial Limited Partner
On the date hereof, immediately following the admission of the first Limited Partner to the Partnership in accordance with the terms of Section 2.7 hereof, the Initial Limited Partner shall be deemed to have automatically withdrawn as a Partner of the Partnership and shall have no continuing rights, obligations or liabilities hereunder or with respect to the Partnership or the remaining Partners of the Partnership.
ARTICLE 3
CAPITAL
Section 3.1    Contributions to Capital
(a)    Any required contribution of a Limited Partner to the capital of the Partnership shall be as set forth in the Register of Partners. Contributions to the capital of the Partnership shall be made as of the date of admission of such Limited Partner as a limited partner of the Partnership and as of each such other date as may be specified by the General Partner. Except as otherwise permitted by the General Partner, all contributions to the capital of the Partnership by each Limited Partner shall be payable exclusively in cash.
(b)    No Partner shall be obligated, nor shall any Partner have any right, to make any contribution to the capital of the Partnership other than as specified in this Section 3.1 or Section 4.2(a). No Limited Partner shall be obligated to restore any deficit balance in its Capital Account.

(c)    The General Partner shall not be required to make capital contributions except as may be required by the Act.
Section 3.2    Rights of Partners in Capital
(a)    No Partner shall be entitled to interest on its capital contributions to the Partnership.
(b)    No Partner shall have the right to distributions or the return of any contribution to the capital of the Partnership except (i) for distributions in accordance with Section 4.1 or Section 6.4, or (ii) upon the winding-up of the Partnership. The entitlement to any such return at such time shall be limited to the value of the Capital Account of the Partner. The General Partner shall not be liable for the return of any such amounts.
Section 3.3    Capital Accounts
(a)    The Partnership shall maintain for each Partner a separate Capital Account.
(b)    Each Partner’s Capital Account shall have an initial balance equal to the amount of any cash and the net value of any securities or other property constituting such Partner’s initial contribution to the capital of the Partnership.
(c)    Each Partner’s Capital Account shall be increased by the sum of:
(i)    the amount of cash and the net value of any securities or other property constituting additional contributions by such Partner to the capital of the Partnership permitted pursuant to Section 3.1, plus
(ii)    the portion of any Profit allocated to such Partner’s Capital Account pursuant to Section 3.4, plus
(iii)    such Partner’s allocable share of any decreases in any reserves recorded by the Partnership pursuant to Section 3.6, to the extent the General Partner determines that, pursuant to any provision of this Agreement, such item is to be credited to such Partner’s Capital Account on a basis which is not in accordance with the current respective Points of all Partners.
(d)    Each Partner’s Capital Account shall be reduced by the sum of (without duplication):
(i)    the portion of any Loss allocated to such Partner’s Capital Account pursuant to Section 3.4, plus
(ii)    the amount of any cash and the net value of any property distributed to such Partner pursuant to Section 4.1, Section 6.4 or Section 8.1 including any amount deducted pursuant to Section 4.2 or Section 5.4 from any such amount distributed, plus
(iii)    any withholding taxes or other items payable by the Partnership and allocated to such Partner pursuant to Section 5.4(b), any increases in any reserves recorded by the Partnership pursuant to Section 3.6, to the extent the General Partner determines that, pursuant to any provision of this Agreement, such item is to be charged to such Partner’s Capital Account on a basis which is not in accordance with the current respective Points of all Partners.
Section 3.4    Allocation of Profit and Loss
(a)    Allocations of Profit. Profit for any Fiscal Year shall be allocated among the Partners in proportion to their respective Points as of the close of such Fiscal Year.
(b)    Allocations of Losses. Subject to the limitation of Section 3.4(c), Loss for any Fiscal Year shall be allocated among the Partners in proportion to their respective Points as of the close of such Fiscal Year.
(c)    To the extent that the allocations of Loss contemplated by Section 3.4(b) would cause the Capital Account of any Limited Partner to be less than zero, such Loss shall to that extent instead be allocated to and debited against the Capital Account of the General Partner. Following any such adjustment pursuant to Section 3.4(c) with respect to any Limited Partner, any Profit for any subsequent Fiscal Year which would otherwise be credited to the Capital Account of such Limited Partner pursuant to Section 3.4(a) shall instead be credited to the Capital Account of the General Partner until the cumulative amounts so credited to the Capital Account of the General Partner with respect to such Limited Partner pursuant to Section 3.4(c) is equal to the cumulative amount debited against the Capital Account of the General Partner with respect to such Limited Partner pursuant to Section 3.4(c).
(d)    Special Allocations.
(i)    Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance in the Capital Account of such Partner as quickly as possible; provided that an allocation pursuant to this Section 3.4(d)(i) may be made only if and to the extent that such Partner would have a deficit balance in its Capital Account after all other allocations provided for in this Article 3 have been tentatively made as if this Section 3.4(d)(i) were not in this Agreement. This Section 3.4(d)(i) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii), and shall be interpreted consistently therewith.
(ii)    Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 3.4(d)(ii) may be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 3 have been made as if Section 3.4(d)(i) and this Section 3.4(d)(ii) were not in this Agreement.
(iii)    Other Special Allocations. Special allocations shall be made in accordance with the requirements set forth in the Treasury Regulations sections 1.704-2(f), (g) and (j) (minimum gain chargeback), 1.704-2(i)(4) (partner minimum gain chargeback), 1.704-2(i)(2) (nonrecourse deductions), and, to the extent that an election under section 754 of the Code is in effect, 1.704-1(b)(2)(iv)(m) (section 754 adjustments).
(e)    Each Limited Partner’s rights and entitlements as a Limited Partner are limited to the rights to receive allocations and distributions of Profit expressly conferred by this Agreement and any side letter or similar agreement entered into pursuant to Section 9.1(b) and the other rights expressly conferred by this Agreement and any such side letter or similar agreement or required by the Act, and a Limited Partner shall not be entitled to any other allocations, distributions or payments in respect of its interest, or to have or exercise any other rights, privileges or powers.

Section 3.5    Tax Allocations
(a)    For United States federal, state and local income tax purposes, Partnership income, gain, loss, deduction or credit (or any item thereof) for each Fiscal Year shall be allocated to and among the Partners in order to reflect the allocations of Profit and Loss pursuant to Section 3.4 for such Fiscal Year, taking into account any variation between the adjusted tax basis and book value of Partnership property in accordance with the principles of section 704(c) of the Code.
(b)    If any Partner or Partners are treated for United States federal income tax purposes as realizing ordinary income because of receiving an interest in the Partnership (whether under section 83 of the Code or under any similar provision of any law, rule or regulation) and the Partnership is entitled to any offsetting deduction (net of any income realized by the Partnership as a result of such receipt), the Partnership’s net deduction shall be allocated to and among the Partners in such manner as to offset, as nearly as possible, the ordinary income realized by such Partner or Partners.
Section 3.6    Reserves; Adjustments for Certain Future Events
(a)    Appropriate reserves may be created, accrued and charged against Profit or Loss for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner or as of each other date as the General Partner deems appropriate, such reserves to be in the amounts which the General Partner deems necessary or appropriate. The General Partner may increase or reduce any such reserve from time to time by such amounts as the General Partner deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Partners at the time when such reserve is created, increased or decreased, as the case may be, in proportion to their respective Points at such time.
(b)    If any amount is required by Section 3.6(a) to be credited to a Person who is no longer a Partner, such amount shall be paid to such Person in cash. Any amount required to be charged pursuant to Section 3.6(a) shall be debited against the current balance in the Capital Account of the affected Partners. To the extent that the aggregate current Capital Account balances of such affected Partners are insufficient to cover the full amount of the required charge, the deficiency shall be debited against the Capital Accounts of the other Partners in proportion to their respective Capital Account balances at such time; provided that each such other Partner shall be entitled to a preferential allocation, in proportion to and to the extent of such other Partner’s share of any such deficiency of any Profit that would otherwise have been allocable after the date of such charge to the Capital Accounts of the affected Partners whose Capital Accounts were insufficient to cover the full amount of the required charge.
Section 3.7    Finality and Binding Effect of General Partner’s Determinations
All matters concerning the determination, valuation and allocation among the Partners with respect to any profit or loss of the Partnership and any associated items of income, gain, deduction, loss and credit, pursuant to any provision of this Article 3, including any accounting procedures applicable thereto, shall be determined by the General Partner, and such determinations and allocations shall be final and binding on all the Partners.
ARTICLE 4
DISTRIBUTIONS
Section 4.1    Distributions
(a)    The General Partner shall use reasonable efforts to cause the Partnership to distribute, as promptly as practicable after receipt by the Partnership, any available revenues, subject to the retention of such reserves as the General Partner considers appropriate or necessary for purposes of the prudent and efficient financial operation of the Partnership’s business including in accordance with Section 3.6 hereof. Any such distributions shall be made to Partners in proportion to their respective Capital Account balances until such time as the Capital Account balance of every Partner is zero and thereafter in proportion to their respective Points, in either case determined:
(A)    in the case of any amount of revenue received from AAA Associates as of the date immediately prior to giving effect to such distribution; and
(B)    in any other case, as of the date of receipt of such revenue by the Partnership.
(b)    Any other distributions or payments in respect of the interests of Partners shall be made at such time, in such manner and to such Partners as the General Partner shall determine.
(c)    The General Partner may cause the Partnership to pay distributions to the Partners at any time in addition to those contemplated by Section 4.1(a) or (b), in cash or in kind. Distributions of any such amounts shall be made to the Partners in proportion to their respective Points, determined immediately prior to giving effect to such distribution.

Section 4.2    Withholding of Certain Amounts
(a)    If the Partnership or AAA Associates incurs a withholding tax or other tax obligation with respect to the share of Partnership income allocable to any Partner, then the General Partner, without limitation of any other rights of the Partnership, may cause the amount of such obligation to be debited against the Capital Account of such Partner when the Partnership pays such obligation, and any amounts then or thereafter distributable to such Partner shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such then distributable amounts, then such Partner and any successor to such Partner’s interest shall indemnify and hold harmless the Partnership, AAA Associates and the General Partner against, and shall pay to the Partnership as a contribution to the capital of the Partnership, upon demand of the General Partner, the amount of such excess.
(b)    The General Partner may withhold from any distribution or other payment to any Limited Partner pursuant to this Agreement or otherwise any other amounts due from such Limited Partner to the Partnership or the General Partner pursuant to this Agreement to the extent not otherwise paid. Any amounts so withheld shall be applied by the General Partner to discharge the obligation in respect of which such amounts were withheld.
Section 4.3    Limitation on Distributions
Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of such Partner’s interest in the Partnership if such distribution would violate the Act or other applicable law.
ARTICLE 5
MANAGEMENT
Section 5.1    Rights and Powers of the General Partner
(a)    Subject to the terms and conditions of this Agreement, the General Partner shall have complete and exclusive responsibility (i) for all management decisions to be made on behalf of the Partnership, and (ii) for the conduct of the business and affairs of the Partnership.
(b)    Without limiting the generality of the foregoing, the General Partner shall have full power and authority to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in all activities and transactions, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Section 5.1, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Partner or with any other Person having any business, financial or other relationship with any Partner or Partners. The Partnership, and the General Partner on behalf of the Partnership, may enter into and perform the AAA Associates LP Agreement and any documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any Person, including any Partner, notwithstanding any other provision of this

Agreement. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other documents on behalf of the Partnership. Except as otherwise expressly provided herein or as required by law, all powers and authority vested in the General Partner by or pursuant to this Agreement or the Act shall be construed as being exercisable by the General Partner in its sole, absolute and non-appealable discretion.
(c)    The General Partner shall be the “tax matters partner” for purposes of section 6231(a)(7) of the Code. Each Partner agrees not to treat, on such Partner’s United States federal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Partnership. The General Partner shall have the exclusive authority to make any elections required or permitted to be made by the Partnership under any provisions of the Code or any other revenue laws.
Section 5.2    Delegation of Duties
(a)    Subject to Section 5.1, the General Partner may delegate to any Person or Persons any of the duties, powers and authority vested in it hereunder on such terms and conditions as it may consider appropriate.
(b)    Any Person who is a Limited Partner and to whom the General Partner delegates any of its duties pursuant to this Section 5.2 or any other provision of this Agreement shall be subject to the same standard of care, and shall be entitled to the same rights of indemnification and exoneration, applicable to the General Partner under and pursuant to Section 5.7, unless such Person and the General Partner mutually agree to a different standard of care or right to indemnification and exoneration to which such Person shall be subject.
(c)    The General Partner shall cause the Partnership to enter into an arrangement with the Investment Manager which arrangement shall require the Investment Manager to pay all costs and expenses of the Partnership.
Section 5.3    Transactions with Affiliates
To the fullest extent permitted by applicable law, the General Partner (or any Affiliate of the General Partner), when acting on behalf of the Partnership, is hereby authorized to (a) purchase property from, sell property to, lend money to or otherwise deal with any Affiliates, any Partner, the Partnership, AAA Associates, the Fund or any Affiliate of any of the foregoing Persons, and (b) obtain services from any Affiliates, any Partner, the Partnership, AAA Associates, the Fund or any Affiliate of the foregoing Persons.
Section 5.4    Expenses

(a)    Subject to the arrangement contemplated by Section 5.2(c), the Partnership will pay, or will reimburse the General Partner for, all costs and expenses arising in connection with the organization and operations of the Partnership.
(b)    Any withholding taxes payable by the Partnership or AAA Associates, to the extent determined by the General Partner to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, shall be allocated among and debited against the Capital Accounts of only those Partners on whose behalf such payments are made or whose particular circumstances gave rise to such payments in accordance with Section 4.2.
Section 5.5    Rights of Limited Partners
(a)    Limited Partners shall have no right to take part in the management, conduct or control of the Partnership’s business, nor shall they have any right or authority to act for the Partnership or to vote on matters other than as set forth in this Agreement or as required by applicable law.
(b)    Without limiting the generality of the foregoing, the General Partner shall have the full and exclusive authority, without the consent of any Limited Partner, to compromise the obligation of any Limited Partner to make a capital contribution or to return money or other property paid or distributed to such Limited Partner in violation of the Act.
(c)    Nothing in this Agreement shall entitle any Partner to any compensation for services rendered to or on behalf of the Partnership as an agent or in any other capacity, except for any amounts payable in accordance with this Agreement.
Section 5.6    Other Activities of Partners
(a)    Subject to the AAA Associates LP Agreement and to full compliance with the code(s) of ethics of Apollo Global Management, LLC and its Affiliates and other written policies relating to personal investment transactions, membership in the Partnership shall not prohibit a Partner from purchasing or selling as a passive investor any interest in any asset.
(b)    Nothing in this Agreement shall prohibit the General Partner from engaging in any lawful activity not expressly prohibited by this Agreement.
Section 5.7    Duty of Care; Indemnification
(a)    To the fullest extent permitted by law, the General Partner and its Affiliates and their respective partners, members, managers, shareholders, officers, directors, employees and associates and, with the approval of the General Partner, any agent of any of the foregoing (including their respective executors, heirs, assigns, successors or other legal representatives) (each, a “Covered Person” and collectively, the “Covered Persons”), shall not be liable to the Partnership or to any of the other Partners for any loss, claim, damage or liability occasioned by any acts or omissions in the performance of its services hereunder, except to the extent that it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such loss, claim, damage or liability is due to an act or omission of a Covered Person is due to an act or omission of such a Covered Person that constituted a bad faith violation of the implied contractual covenant of good faith and fair dealing.
(b)    A Covered Person shall be indemnified to the fullest extent permitted by law by the Partnership against any losses, claims, damages, liabilities and expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) incurred by or imposed upon it by reason of or in connection with any action taken or omitted by such Covered Person arising out of the Covered Person’s status as a Partner or its activities on behalf of the Partnership, including in connection with any action, suit, investigation or proceeding before any judicial, administrative, regulatory or legislative body or agency to which it may be made a party or otherwise involved or with which it shall be threatened by reason of being or having been a Partner or by reason of serving or having served, at the request of the Partnership, as a director, officer, consultant, advisor, manager, member or partner of any enterprise in which AAA Associates has or had a financial interest, including issuers of Portfolio Investments; provided that the Partnership may, but shall not be required to, indemnify a Covered Person with respect to any matter as to which there has been a Final Adjudication that such Covered Person’s acts or its failure to act (i) constituted a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (ii) were of a nature that makes indemnification by AAA Associates unavailable. The right to indemnification granted by this Section 5.7 shall be in addition to any rights to which a Covered Person may otherwise be entitled and shall inure to the benefit of the successors by operation of law or valid assigns of such Covered Person. The Partnership shall pay the expenses incurred by a Covered Person in defending a civil or criminal action, suit, investigation or proceeding in advance of the final disposition of such action, suit, investigation or proceeding, upon receipt of an undertaking by the Covered Person to repay such payment if there shall be a Final Adjudication that it is not entitled to indemnification as provided herein. In any suit brought by the Covered Person to enforce a right to indemnification hereunder it shall be a defense that the Covered Person has not met the applicable standard of conduct set forth in this Section 5.7, and in any suit in the name of the Partnership to recover expenses advanced pursuant to the terms of an undertaking the Partnership shall be entitled to recover such expenses upon Final Adjudication that the Covered Person has not met the applicable standard of conduct set forth in this Section 5.7. In any such suit brought to enforce a right to indemnification or to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to an advancement of expenses, shall be on the Partnership (or any Limited Partner acting derivatively or otherwise on behalf of the Partnership or the Limited Partners). The General Partner may not satisfy any right of indemnity or reimbursement granted in this Section 5.7 or to which it may be otherwise entitled except out of the assets of the Partnership (including, without limitation, insurance proceeds and rights pursuant to indemnification agreements), and no Partner shall be personally liable with respect to any such claim for indemnity or reimbursement. The General Partner may enter into appropriate indemnification agreements and/or arrangements reflective of the provisions of this Article 5 and obtain appropriate insurance coverage on behalf and at the expense of the Partnership to secure the Partnership’s indemnification obligations hereunder and may enter into appropriate indemnification agreements and/or arrangements reflective of the provisions of this Article 5. Each Covered Person shall be deemed a third party beneficiary (to the extent not a direct party hereto) to this Agreement and, in particular, the provisions of this Article 5.
(c)    To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Partners, the Covered Person shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity to the Partnership or the Partners, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Notwithstanding anything to the contrary contained in this Agreement or otherwise applicable provision of law or equity, to the maximum extent permitted by the Act, a Covered Person shall owe no duties (including fiduciary duties) to the Partnership or the Partners other than those specifically set forth herein; provided that (a) a Covered Person shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing, and (b) the General Partner shall act at all times in good faith in the interests of the Partnership in accordance with section 4(3) of the Act.
(d)    Notwithstanding any of the foregoing provisions of this Section 5.7, the Partnership may, but shall not be required to, indemnify (i) a Retired Partner (or any other former Limited Partner) with respect to any claim for indemnification or advancement of expenses arising from any conduct occurring more than six months after the date of such Person’s retirement (or other withdrawal or departure), or (ii) a Limited Partner with respect to any claim for indemnification or advancement of expenses as a director, officer or agent of the issuer of the Fund Investment to the extent arising from conduct in such capacity occurring more than six months after the complete disposition of such Fund Investment by the Fund.
(e)    Each of the Covered Persons may consult with legal counsel, accountants and other experts selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership, AAA Associates or the Fund in good faith in reliance upon and in accordance with the advice of such counsel, accountants or other experts shall create a rebuttable presumption of the good faith and due care of such Covered Person with respect to such act or omission.
(f)    The General Partner shall be entitled to enter into one or more agreements and/or deeds on behalf of the Partnership to give effect to the indemnification provisions of this Section 5.7.
ARTICLE 6
ADMISSIONS, TRANSFERS AND WITHDRAWALS
Section 6.1    Admission of Additional Limited Partners; Effect on Points
The General Partner may at any time admit as an additional Limited Partner any Person who has agreed to be bound by this Agreement, assign Points to such Person and/or increase the Points of any existing Limited Partner. Each additional Limited Partner shall execute either a counterpart to this Agreement or a separate instrument evidencing, to the satisfaction of the General Partner, such Limited Partner’s intent to become a Limited Partner and to be bound by the terms of this Agreement and shall be admitted as a Limited Partner upon such execution. In connection with such admission or increase in Points of any Partner, the Points of APH shall be reduced in an amount determined by the General Partner.
Section 6.2    Admission of Additional General Partner
(a)    The General Partner may admit one or more additional general partners at any time without the consent of any Limited Partner. Any additional general partner shall be admitted as a general partner upon its execution of a counterpart signature page to this Agreement.
(b)    The General Partner may transfer its interest as a general partner in the Partnership without the consent of any other Person. Any such Transfer shall be subject to the existence of at least one other General Partner, incorporated or registered in the Cayman Islands, continuing to act as General Partner after such cessation.
Section 6.3    Transfer of Interests of Limited Partners
(a)    No Transfer of any Limited Partner’s interest in the Partnership, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Limited Partner, unless the prior written consent of the General Partner has been obtained, which consent may be given or withheld by the General Partner. In the event of any Transfer, all of the conditions of the remainder of this Section 6.3 must also be satisfied.
(b)    A Limited Partner requesting approval of a Transfer, or such Partner’s legal representative, shall give the General Partner reasonable notice before the proposed effective date of any requested Transfer, and shall provide sufficient information to allow legal counsel acting for the Partnership to make the determination that the proposed Transfer will not:
(i)    require registration of the Partnership or any interest therein under any securities or commodities laws of any jurisdiction;
(ii)    result in a termination of the Partnership under section 708(b)(1)(B) of the Code or jeopardize the status of the Partnership as a partnership for United States federal income tax purposes; or
(iii)    violate, or cause the Partnership, AAA Associates, the Fund, the General Partner or any Limited Partner to violate, any applicable law, rule or regulation of any jurisdiction.
Such notice must be supported by proof of legal authority and a valid instrument of assignment acceptable to the General Partner.
(c)    A permitted transferee shall be entitled to the allocations and distributions attributable to the interest in the Partnership transferred to such transferee and to Transfer such interest in accordance with the terms of this Agreement; provided that such transferee shall not be entitled to the other rights of a Limited Partner as a result of such transfer until it becomes a substituted Limited

Partner. No transferee may become a substituted Limited Partner except with the prior written consent of the General Partner (which consent may be given or withheld by the General Partner). Such transferee shall be admitted to the Partnership as a substituted Limited Partner upon execution of a deed of adherence to this Agreement or such other instrument evidencing, to the satisfaction of the General Partner, such Limited Partner’s intent to become a Limited Partner and to be bound by the terms of this Agreement. Notwithstanding the above, the Partnership and the General Partner shall incur no liability for allocations and distributions made in good faith to the transferring Limited Partner until a written instrument of Transfer has been received and accepted by the General Partner and recorded on the books of the Partnership and the effective date of the Transfer has passed.
(d)    Any other provision of this Agreement to the contrary notwithstanding, to the fullest extent permitted by law, any successor or transferee of any Limited Partner’s interest in the Partnership shall be bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Section 6.3, the General Partner may require the transferee to make certain representations and warranties to the Partnership and the Partners and to accept, adopt and approve in writing all of the terms and provisions of this Agreement.
(e)    In the event of a Transfer or in the event of a distribution of assets of the Partnership to any Partner, the Partnership, at the direction of the General Partner, may, but shall not be required to, file an election under section 754 of the Code and in accordance with the applicable Treasury Regulations, to cause the basis of the Partnership’s assets to be adjusted as provided by section 734 or section 743 of the Code.
(f)    The Partnership shall maintain books for the purpose of registering the transfer of interests in the Partnership. No transfer of an interest in the Partnership shall be effective until the transfer of such interest is registered upon books maintained for that purpose by or on behalf of the Partnership.
Section 6.4    Withdrawal of Partners
(a)    A Limited Partner may not withdraw from the Partnership prior to dissolution of the Partnership without the prior written consent of the General Partner which consent may be given or withheld by the General Partner.
(b)    Notwithstanding the foregoing, a Limited Partner shall cease to be a Partner and be deemed to have withdrawn its interest in the Partnership automatically upon any date (and with immediate effect from such date) on which such Limited Partner (or, in the case of a Limited Partner that was admitted to the Partnership by virtue of its relationship with an employee of Apollo Global Management, LLC or one of its Affiliates, such employee) becomes a Retired Partner for Cause.
(c)    Payment of a withdrawing Limited Partner’s withdrawal proceeds (being an amount equal to the balance of such Limited Partner’s capital account as of the effective date of withdrawal) will generally be made at the same time as such amounts would have been distributed to such Limited Partner under Section 4.1; provided that the General Partner may (i) delay such payment if such delay is reasonably necessary to prevent such withdrawal from having a material adverse impact on the Partnership, the Fund, AAA Associates or the remaining Partners, and (ii) hold back from any payments such reserves as the General Partner determines to be necessary or appropriate, including, without limitation, as provided in Section 4.1(a) and Section 6.4(c). Amounts withdrawn by a Partner will not be adjusted as a result of audit adjustments made after the final payment date relating to the applicable withdrawal and will not earn interest for the period from the applicable withdrawal date through the settlement date. The General Partner may deduct from any withdrawal proceeds due to any Partner an amount representing the actual or estimated expenses of the Partnership associated with processing the withdrawal and any other amounts owed by the withdrawing Partner to the General Partner or its Affiliates whether under this Agreement or otherwise.
(d)    The right of any Partner to receive distributions pursuant to this Section 6.4 is subject to the provision by the General Partner for all liabilities of the Partnership and for reserves for contingencies as provided in Section 3.6.
(e)    A former Partner shall remain liable to make capital contributions to the Partnership pursuant to Section 4.2(a), notwithstanding that such Person may have withdrawn from the Partnership and ceased to be a Partner.
Section 6.5    Pledges
(a)    A Limited Partner shall not pledge or grant a security interest in such Limited Partner’s interest in the Partnership unless the prior written consent of the General Partner has been obtained (which consent may be given or withheld by the General Partner).
(b)    The Partner who is granting a security interest in all or part of its interest in the Partnership shall provide written notice to the Partnership at its registered office of such security interest, together with a copy of the instrument creating such security interest signed by both the Partner and the holder of the security interest.
(c)    Any partnership interest in the Partnership may be evidenced by a certificate issued by the Partnership in such form as the General Partner may approve. Every certificate representing an interest in the Partnership, if any such certificates are issued, shall bear a legend substantially in the following form.
THE TRANSFER OF THIS CERTIFICATE AND THE PARTNERSHIP INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED OCTOBER 15, 2009, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME AND AS MAY BE PRESCRIBED UNDER THE EXEMPTED LIMITED PARTNERSHIP LAW (AS REVISED) OF THE CAYMAN ISLANDS.
(d)    Each certificate representing a partnership interest in the Partnership shall be executed by manual or facsimile signature of the General Partner on behalf of the Partnership.

ARTICLE 7
POINTS
Section 7.1    Allocation of Points
(a)    Except as otherwise provided herein, the General Partner shall be responsible for the allocation of Points from time to time to the Limited Partners. At each such time of allocation, all Points available for allocation shall be so allocated to the Limited Partners (including APH) by the General Partner. Points allocated to Limited Partners (other than APH) may not be reduced except as set forth in Section 6.1 and Section 7.3. Upon any allocation of Points by the General Partner to an existing or new Limited Partner other than APH, there shall be a corresponding reduction in the Points of APH, as provided in Section 6.1.
(b)    The General Partner shall maintain on the books and records of the Partnership a record of the number of Points allocated to each Limited Partner and shall give notice to each Limited Partner of the number of such Limited Partner’s Points upon admission to the Partnership of such Limited Partner and as soon as reasonably practicable upon any change in such Limited Partner’s Points.
Section 7.2    Retirement of Partner
(a)    A Limited Partner shall become a Retired Partner upon:
(i)    delivery to such Limited Partner of a notice by the General Partner declaring such Limited Partner to be a Retired Partner;
(ii)    a date specified in a notice delivered by such Limited Partner to the General Partner stating that such Limited Partner elects to become a Retired Partner, which date shall not be less than 60 days after the General Partner’s receipt of such notice;
(iii)    the death of the Limited Partner, whereupon the estate of the deceased Limited Partner shall be treated as a Retired Partner in the place of the deceased Limited Partner, or the Permanent Disability of the Limited Partner; or
(iv)    the date on which such Limited Partner has become a “Retired Partner” under the Advisors VII LP Agreement.
(b)    The notice declaring any Limited Partner to be a Retired Partner shall specify whether such Limited Partner is being declared a Retired Partner for Cause or a Retired Partner other than for Cause. Retirement by reason of death or Permanent Disability shall constitute retirement other than for Cause. A written notice of retirement given by a Limited Partner shall be deemed to constitute a declaration that such Limited Partner is a Retired Partner for Cause. For the avoidance of doubt, any Partner who becomes a “Retired Partner for Cause” under the Advisors VII LP Agreement automatically shall be deemed a Retired Partner for Cause under this Agreement and any Partner who becomes a “Retired Partner other than for Cause” under the Advisors VII LP

Agreement automatically shall be deemed a Retired Partner other than for Cause under this Agreement.
(c)    Nothing in this Agreement shall obligate the General Partner to treat Retired Partners alike, and the exercise of any power or discretion by the General Partner in the case of any one such Retired Partner shall not create any obligation on the part of the General Partner to take any similar action in the case of any other such Retired Partner; it being understood that any power or discretion conferred upon the General Partner shall be treated as having been so conferred as to each such Retired Partner separately.
Section 7.3    Effect of Retirement on Points
(a)    The Points of any Limited Partner that becomes a Retired Partner for Cause shall be reduced automatically to zero and shall be forfeited as of the date on which such Limited Partner becomes a Retired Partner or such subsequent date as may be determined by the General Partner; provided that the General Partner may agree to a lesser reduction (or to no reduction) of the Points of any such Limited Partner who becomes a Retired Partner for Cause.
(b)    The Points of any Limited Partner who becomes a Retired Partner other than for Cause shall be reduced automatically to an amount equal to such Limited Partner’s Vested Points as of the date such Limited Partner became a Retired Partner. Any such reduction shall be effective as of the date such Limited Partner became a Retired Partner or such subsequent date as may be determined by the General Partner; provided that the General Partner may agree to a lesser reduction (or to no reduction) of the Points of any such Limited Partner who becomes a Retired Partner other than for Cause.
(c)    Any Points that are forfeited pursuant to Section 7.3(a) as a result of any Partner becoming a Retired Partner for Cause or become available for reallocation pursuant to Section 7.3(b) as a result of any Partner becoming a Retired Partner other than for Cause shall, automatically and without any action on the part of any Person, be reallocated to APH, unless otherwise determined by the General Partner; and no Limited Partner other than APH shall have any right or claim with respect to such Points.
Section 7.4    Points as Profits Interests
(a)    Except to the extent not permitted by law, the Partnership and each Limited Partner agree to treat Points as “profits interests” within the meaning of United States Internal Revenue Service Revenue Procedure (“Rev. Proc.”) 93-27, 1993-2 C.B. 343. Except to the extent not permitted by law, in accordance with Rev. Proc. 2001-43, 2001-2 C.B. 191, the Partnership shall treat each Limited Partner as the holder of Points from the issue date of such Points, and shall file its Partnership tax return, and issue appropriate Schedules K-1 to such Limited Partner, allocating to such Limited Partner its distributive share of all items of income, gain, loss, deduction and credit associated with such Points and each such Limited Partner agrees to take into account such distributive share in computing such Limited Partner’s United States federal income tax liability for the entire period during which such Limited Partner holds such Points. Except as required pursuant to a “Determination” as defined in section 1313(a) of the Code, the Partnership and each

Limited Partner agree not to claim a deduction (as wages, compensation or otherwise) for the fair market value of any Points issued to a Limited Partner at the time of issuance of the Points. The undertakings contained in this Section 7.4(a) shall be construed in accordance with section 4 of Rev. Proc. 2001-43. Except to the extent not permitted by law, the provisions of this Section 7.4(a) shall apply regardless of whether the Limited Partner files an election pursuant to section 83(b) of the Code.
(b)    Notwithstanding the provisions of this Agreement, the General Partner shall have the discretion to vary the allocations of Profit and Loss and the distributions pursuant to this Agreement to the extent necessary to ensure that the issuance of Points to a Limited Partner does not result, in the General Partner’s discretion, in a taxable capital shift (unless the General Partner otherwise intends) to such Limited Partner, including by treating as additional Profit or Loss for the taxable period and by allocating such Profit and Loss to the Limited Partners other than the Limited Partner receiving the Points, any unrealized appreciation or deprecation in the Partnership’s assets as of the time the Points are issued.
ARTICLE 8
DISSOLUTION AND LIQUIDATION
Section 8.1    Winding-Up and Liquidation of Partnership
(a)    Upon the occurrence of a Winding-Up Event, the General Partner shall liquidate the business and administrative affairs of the Partnership, except that, if the General Partner is unable to perform this function, a liquidator may be elected by a majority in interest (determined by Points) of Limited Partners and upon such election such liquidator shall liquidate the Partnership, in each case pursuant to section 15(1) of the Act. Profit and Loss during the Fiscal Years that include the period of liquidation shall be allocated pursuant to Section 3.4. The proceeds from liquidation shall be distributed, subject to the Act, in the following manner:
(i)    first, the debts, liabilities and obligations of the Partnership including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith and any remuneration due to the General Partner or liquidator of the Partnership), up to and including the date that distribution of the Partnership’s assets to the Partners has been completed, shall be satisfied (whether by payment or by making reasonable provision for payment thereof); and
(ii)    thereafter, the Partners shall be paid amounts pro rata in accordance with and up to the positive balances of their respective Capital Accounts, as adjusted pursuant to Article 3.
(b)    Anything in this Section 8.1 to the contrary notwithstanding, the General Partner or liquidator may distribute ratably in kind rather than in cash, upon winding-up, any assets of the Partnership in accordance with the priorities set forth in Section 8.1(a); provided that if any in kind distribution is to be made, the assets distributed in kind shall be valued as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 8.1(a).

Section 8.2    Dissolution
On completion of the winding-up of the Partnership, the Partnership shall be dissolved upon the filing of a notice of dissolution with the Registrar of Exempted Limited Partnerships in the Cayman Islands in accordance with the requirements of section 15(3) of the Act.
ARTICLE 9
GENERAL PROVISIONS
Section 9.1    Amendment of this Agreement
(a)    The General Partner may amend this Agreement at any time, in whole or in part, without the consent of any other Partner; provided that any amendment which would increase the obligation of any Partner to make any contribution to the capital of the Partnership shall not be made unless such Partner has consented thereto. Without limiting the foregoing, the General Partner may amend this Agreement at any time, in whole or in part, without the consent of any other Partner, to enable the Partnership to comply with the requirements of the “Safe Harbor” Election within the meaning of the Proposed Revenue Procedure of Notice 2005-43, 2005-24 IRB 1, Proposed Treasury Regulation section 1.83-3(e)(1) or Proposed Treasury Regulation section 1.704-1(b)(4)(xii) at such time as such proposed Procedure and Regulations are effective and to make any such other related changes as may be required by pronouncements or Treasury Regulations issued by the Internal Revenue Service or Treasury Department after the date of this Agreement. An adjustment of Points shall not be considered an amendment to the extent effected in compliance with the provisions of Section 6.1 or Article 7 as in effect on the date hereof or as hereafter amended in compliance with the requirements of this Section 9.1(a).
(b)    Notwithstanding the provisions of this Agreement, including Section 9.1(a), it is hereby acknowledged and agreed that the General Partner on its own behalf or on behalf of the Partnership without the approval of any Limited Partner or any other Person may enter into one or more side letters or similar agreements with one or more Limited Partners which have the effect of establishing rights under, or altering or supplementing the terms of this Agreement. The parties hereto agree that any terms contained in a side letter or similar agreement with one or more Partners shall govern with respect to such Partner or Partners notwithstanding the provisions of this Agreement. Any such side letters or similar agreements shall be binding upon the Partnership or the General Partner, as applicable, and the signatories thereto as if the terms were contained in this Agreement.
Section 9.2 Notices
Any notice required or permitted to be given under this Agreement shall be in writing. A notice to the General Partner shall be directed to the attention of John J. Suydam. A notice to a Limited Partner shall be directed to such Limited Partner’s last known residence as set forth in the books and records of the Partnership or its Affiliates (a Limited Partner’s “Home Address”). A notice shall be considered given when delivered to the addressee either by hand at such Partner’s Partnership office or electronically to the primary e-mail account supplied by the Partnership for

Partnership business communications, except that a notice to a Retired Partner or former Partner shall be considered given when delivered by hand by a recognized overnight courier together with mailing by regular mail to such Retired Partner or former Partner’s Home Address.
Section 9.3    Agreement Binding Upon Successors and Assigns
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors by operation of law, but the rights and obligations of the Limited Partners hereunder shall not be assignable, transferable or delegable except as expressly provided herein, and any attempted assignment, transfer or delegation thereof that is not made in accordance with such express provisions shall be void and unenforceable.
Section 9.4    Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands and each party hereto submits to the non-exclusive jurisdiction of the courts of the Cayman Islands. To the fullest extent permitted by applicable law, the General Partner and each Limited Partner hereby agree that any claim, action or proceeding by any Limited Partner seeking any relief whatsoever against any Indemnified Person based on, arising out of or in connection with, this Agreement or the Partnership’s business or affairs shall be brought only in the courts of the Cayman Islands.
Section 9.5    Termination of Right of Action
Every right of action arising out of or in connection with this Agreement by or on behalf of any past, present or future Partner or the Partnership against any past, present or future Partner shall, to the fullest extent permitted by applicable law, irrespective of the place where the action may be brought and irrespective of the residence of any such Partner, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.
Section 9.6    Confidentiality
(a)    Each Limited Partner acknowledges and agrees that the information contained in the books and records of the Partnership concerning the Points assigned with respect to any other Limited Partner (including any Retired Partner) is confidential, and, to the fullest extent permitted by applicable law, each Limited Partner waives, and covenants not to assert, any claim or entitlement whatsoever to gain access to any such information. The Limited Partners agree that the restrictions set forth in this Section 9.6(a) shall constitute reasonable standards under the Act regarding access to information.
(b)    Each Limited Partner acknowledges and agrees not to, at any time, either during the term of such Limited Partner’s participation in the Partnership or thereafter, disclose, use, publish or in any manner reveal, directly or indirectly, to any Person (other than on a confidential basis to such Limited Partner’s legal and tax advisors who have a need to know such information) the contents of this Agreement or any Confidential Information, except (i) with the prior written consent of the General Partner, (ii) to the extent that any such information is in the public domain other than as a result of the Limited Partner’s breach of any of his obligations, or (iii) where required to be disclosed by court order, subpoena or other government process; provided that, to the fullest extent permitted by law, the Limited Partner shall promptly notify the General Partner upon becoming aware of any such disclosure requirement and shall cooperate with any effort by the General Partner to prevent or limit such disclosure.
(c)    Notwithstanding any of the provisions of this Section 9.6, each Limited Partner may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of an investment in the Partnership and all materials of any kind (including tax opinions or other tax analyses) that are provided to the Limited Partner relating to such tax treatment. For this purpose, “tax treatment” is the purported or claimed United States federal income tax treatment of a transaction and “tax structure” is limited to any fact that may be relevant to understanding the purported or claimed United States federal income tax treatment of a transaction. For this purpose, the names of the Partnership, the Partners, their affiliates, the names of their partners, members or equity holders and the representatives, agents and tax advisors of any of the foregoing are not items of tax structure.
Section 9.7    Not for Benefit of Creditors
The provisions of this Agreement are intended only for the regulation of relations among Partners and between Partners and former or prospective Partners and the Partnership. Subject to the rights of Covered Persons provided by Section 5.7, this Agreement is not intended for the benefit of any Person who is not a Partner, and no rights are intended to be granted to any other Person who is not a Partner under this Agreement.
Section 9.8    Consents
Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Partnership.
Section 9.9    Reports
As soon as practicable after the end of each taxable year, the General Partner shall furnish to each Limited Partner (a) such information as may be required to enable each Limited Partner to properly report for United States federal and state income tax purposes such Partner’s distributive share of each Partnership item of income, gain, loss, deduction or credit for such year, and (b) a statement of the total amount of Profit or Loss for such year and a reconciliation of any difference between (i) such Profit or Loss and (ii) the aggregate net profits or net losses allocated by AAA Associates to the Partnership for such year.
Section 9.10    Filings
The Partners hereby agree to take any measures necessary (or, if applicable, refrain from any action) to ensure that the Partnership is treated as a partnership for United States federal, state and local income tax purposes.

Section 9.11    Miscellaneous
(a)    The captions and titles preceding the text of each Section hereof shall be disregarded in the construction of this Agreement.
(b)    As used herein, masculine pronouns shall include the feminine and neuter, and the singular shall be deemed to include the plural.
(c)    This Agreement may be executed in counterparts, each of which shall be deemed to be an original hereof.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

General Partner:

APOLLO ADVISORS VII (EH), L.P.

By:    Apollo Advisors VII (EH-GP), Ltd.
its General Partner

By:         /s/ John J. Suydam
Name:    John J. Suydam
Title:    Vice President

Limited Partner:

APOLLO PRINCIPAL HOLDINGS III, L.P.

By:    Apollo Principal Holdings III GP, Ltd.
its General Partner

By:         /s/ John J. Suydam
Name:    John J. Suydam
Title:    Vice President

Initial Limited Partner:

     /s/ Patrick Head
Patrick Head